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                                                                     EXHIBIT 3.8



                                     BY-LAWS
                                       OF
                                     KB HOME
                     (amended and restated January 17, 2001)

                                    * * * * *

                                    ARTICLE I
                                     OFFICES


               Section 1. Registered Office. The registered office shall be in County of Kent, State of Delaware.

               Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

               Section 3. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II
                             MEETING OF STOCKHOLDERS


               Section 1. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a designation by the Board of Directors).

               Section 2. Annual Meeting. Annual meetings of stockholders, shall be held to elect such members of the Board of Directors necessary to fill any expired terms or vacancies and to transact such other business as may properly be brought before the meeting.

               Section 3. Special Meetings. Special meetings of stockholders may be called by the Board of Directors or the Chairman of the Board. The power of the Stockholders to request a special meeting of the Stockholders is expressly denied.

               Section 4. Notice of Meetings and Adjourned Meetings: Waivers of Notice. (a) whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting,


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and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware ("Delaware Law"), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these by-laws otherwise require when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

               (b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

               Section 5. Quorum. Unless otherwise provided under the Certificate of Incorporation or these By-laws and subject to Delaware law, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders, shall constitute a quorum for the transaction of business.

               Section 6. Voting. (a) Unless otherwise provided in the Certificate of Incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Unless otherwise provided in Delaware Law, the Certificate of Incorporation or these By-laws, the affirmative vote of a majority of the shares of capital stock of the Corporation present, in person or by proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders.

               (b) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

               (c) Notwithstanding the provisions of paragraph (a) of this
Section 6 or any other provisions of the Certificate of Incorporation or these By-laws (and notwithstanding that a lesser percentage may be allowed by law), no alteration, amendment, addition to or repeal of Section 2 of Article III hereof shall be made except by vote of the Board of Directors or by the affirmative vote of the holders of not less than 80% of the combined voting power of the then outstanding capital stock of this Corporation.

               Section 7. Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, (or at his designation, in his absence or if one shall not have

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been elected, the President) shall act as chairman of the meeting. The Secretary
(or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.


                                   ARTICLE III
                                    DIRECTORS


               Section 1. General Powers. Except as otherwise provided in Delaware Law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

               Section 2. Number. Election and Term of Office. (a) The Board of Directors shall consist of not less than three nor more than twelve. The number of directors shall initially be eight. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 12 of this Article, and each director so elected shall hold office until term shall expire and until his successor is elected and qualified or until his earlier death, resignation or removal. Directors need not be stockholders.

               (b) The directors shall be divided, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as the then total number of directors constituting the whole Board of Directors permits, as determined by the Board of Directors, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1989, at which directors shall initially be classified, directors of the first class shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1990, directors of the second class shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1991 and directors of the third class shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1992, with each class of directors to hold office until their successors are duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms shall then expire, other than those directors elected as provided in paragraph (c) by a separate class vote of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation of the Corporation, shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders after such election. In the event of any increase in the number of directors of the Corporation, the additional director or directors shall be so classified that all classes of directors shall be as nearly equal in number as may be possible, as determined by the Board of Directors. In the event of any decrease in the number of directors of the Corporation, all classes of directors shall be decreased in number as nearly equally as may be possible, as determined by the Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director.

               (c) If at any time the holders of any class or series of stock of the Corporation having a preference over the Common Stock as to dividends or upon liquidation of the

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Corporation are entitled, by a separate class vote, to elect directors pursuant to the terms of this Certificate of Incorporation (as it may be amended from time to time), then the provisions of the Certificate of Incorporation with respect to their rights shall apply. Except as otherwise expressly provided in the Certificate of Incorporation (including any Certificate of Designation hereto) the directors that may be so elected by the holders of any such class or series of stock shall be elected for terms expiring at the next annual meeting of stockholders and, without regard (insert page 5) to the classification of the remaining members of the Board, of Directors, vacancies among directors so elected by the separate class vote of any such class or series of stock shall be filled by the remaining directors elected by such class or series, or, if there are no such remaining directors, by the holders of such class or series in the same manner in which such class or series initially elected directors.

               (d) If at any meeting for the election of directors, more than one class of stock, voting separately as classes, shall be entitled to elect one or more directors and there shall be a quorum of only one such class of stock, that class of stock shall be entitled to elect its quota of directors notwithstanding the absence of a quorum of the other class of classes of stock.

               Section 3. Quorum and Manner of Acting. Unless the Certificate of Incorporation of these By-laws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority to the directors present at meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

               Section 4. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

               Section 5. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III or in a waiver of notice thereof signed by all the directors.

               Section 6. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to


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each member of the Board of Directors, regular meetings may be held without further notice being given.

               Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, President, or Secretary on the written request of three directors. Notice of special meetings of the Board of Directors shall be given to each director in such manner as is determined by the Board of Directors at least three days before the date of the meeting.

               Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and unless the resolution of the Board of Directors or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

               Section 9. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

               Section 10. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

               Section 11. Resignation. Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


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               Section 12. Vacancies. Unless otherwise provided in the
Corporation's Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the expiration of his term and until his successor is elected and qualified, or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the Corporation's Certificate of Incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

               Section 13. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have authority to fix the compensation, of directors, including fees and reimbursement of expenses, except that no compensation shall be paid to directors who are employees of the Corporation.


                                   ARTICLE IV
                                    OFFICERS


               Section 1. Principal Officers. The principal officers of the Corporation shall be Chairman of the Board of Directors, a President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of Chairman of the Board and Secretary.

               Section 2. Election. Term of Office and Remuneration. The principal officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

               Section 3. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to

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any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

               Section 4. Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

               Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               Section 6. Powers and Duties. The Board of Directors may designate an officer as the Chief Executive Officer. The Chief Executive Officer shall, subject to the direction and control of the Board of Directors, be the general manager of, and supervise and direct, the business and affairs of the Corporation and conduct of the officers of the Corporation. The other officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.


                                    ARTICLE V
                               GENERAL PROVISIONS


               Section 1. (a) Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 or less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

               (b) If no record date is fixed by the Board of Directors:

               (i) The record date for determining shareholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

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               (ii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

               Section 2. Dividends. Subject to limitations contained in Delaware Law and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property, or in shares of the capital stock of the Corporation.

               Section 3. Fiscal Year. The fiscal year of the Corporation shall commence on December 1 and end on November 30 of each year.

               Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

               Section 5. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.